UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2007

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2007 and May 1, 2007, Juniper Networks, Inc. (the "Company") amended certain unexercised stock options held by Mr. Robert Sturgeon and Ms. Kim Perdikou, respectively, that had original exercise prices per share that were less than the fair market value per share of the Company’s common stock on the option’s date of grant, as determined by the Company for financial accounting purposes. The amendments increased the exercise price for the unexercised portion of these affected options to the appropriate fair market value per share on the date of grant. The purpose of these amendments is to avoid unfavorable tax consequences for the option holders under United States Internal Revenue Code Section 409A ("Section 409A") which would result upon the vesting of options that have an exercise price that is less than fair market value of the underlying common stock on the option’s date of grant. All options covered by these amendments were granted to Mr. Sturgeon and Ms. Perdikou prior to the dates upon which they were promoted to their roles as Section 16 executive officers of the Company.

In exchange for the executives agreeing to the increase in the exercise price of these options, the Company will make a cash payment to Mr. Sturgeon and Ms. Perdikou in an amount equal to the incremental per share exercise price increase multiplied by the corresponding number of shares subject to the affected options. In order to satisfy the provisions of Section 409A, these payments will be made in January 2008.

The form of option amendment agreement entered into by the Company and Mr. Sturgeon is attached to this report as Exhibit 99.1 and the form of option amendment agreement entered into by the Company and Ms. Perdikou is attached to this report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No. and Description

99.1 Form of Option Amendment Agreement between the Company and Robert Sturgeon

99.2 Form of Option Amendment Agreement between the Company and Kim Perdikou

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

May 2, 2007	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Form of Option Amendment Agreement between the Company and Robert Sturgeon
99.2	Form of Option Amendment Agreement between the Company and Kim Perdikou